                                                                    Exhibit 1

                               3,500,000 Shares(1)

                           Deckers Outdoor Corporation

                                  Common Stock

                                ($.01 Par Value)


                          EQUITY UNDERWRITING AGREEMENT


                                                                    May 12, 2004



RBC Capital Markets Corporation
Piper Jaffray & Co.
As the Representatives of the
      several underwriters named in Schedule I hereto
c/o RBC Capital Markets
60 South Sixth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

      Deckers Outdoor Corporation, a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 3,500,000 shares of the Company's Common Stock, $.01 par value (the "Firm Shares"), of which 1,500,000 shares (the "Company Shares") will be sold by the Company and 2,000,000 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Selling Stockholders also propose to sell at the Underwriters' option an aggregate of up to 525,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

----------
1 Plus an option to purchase up to 525,000 additional shares to cover over-allotments.

      As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1.    Representations and Warranties of the Company.

            The Company represents and warrants to each of the Underwriters as follows:

            (a) A registration statement on Form S-3 (File No. 333-113237) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, together with copies of all documents expressly incorporated therein by reference, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all documents expressly incorporated therein by reference as of the date of the Prospectus referred to below and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b), including all documents expressly incorporated therein by reference as of the date of such form of prospectus. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

            (b) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement when it became effective did not contain, and any amendment or supplement thereto will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein


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

not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. Such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects. Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement and the Prospectus complied or will comply when so filed with the Exchange Act and the Rules and Regulations in all material respects.

            (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Company Shares as contemplated by this Agreement.

            (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company, as listed in Exhibit A hereto (collectively, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims except as otherwise disclosed in the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.


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

            (e) The outstanding shares of Common Stock of the Company, including all outstanding shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; other than the rights to purchase 1/100 of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share issued pursuant to the Rights Agreement, dated as of November 12, 1998 (the "Rights Agreement"), and as otherwise described in the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Company are outstanding; the Company Shares and the Shares to be sold by the Selling Stockholders following the exercise of stock options by them have been duly authorized and, when issued and paid for as contemplated herein or in the applicable stock option agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

            (f) The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date set forth therein. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the State of Delaware. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of Preferred Stock of the Company shall be issued and outstanding and except as provided in the Rights Agreement no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company.

            (g) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

            (h) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules comply in all material respects as to form with the Rules and Regulations with respect thereto and have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein, and such data has been compiled on a basis consistent with the financial


                                       4
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statements presented therein and the books and records of the Company. The pro forma financial information and related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Act and the rules of the Commission with respect to pro forma financial information, have been prepared on a basis consistent with the historical financial statements of the Company and have been compiled on the pro forma bases described therein, and (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) such adjustments are appropriate to give effect to the transactions or circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements and (iii) such statements fairly present the pro forma results of operations and information purported to be shown therein for the respective periods therein specified based on the assumptions identified therein. The financial information included in the Prospectus included under the captions "Summary Consolidated Financial Data," "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," (and any amendment or supplement thereto) present fairly in accordance with GAAP the information shown therein (except for non-GAAP financial measures and ratios which have been presented in compliance with Regulation G) and have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived.

            (i) Except (i) as described in the Registration Statement and the Prospectus, (ii) as reflected in the Company's audited balance sheet at December 31, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (iii) for liabilities incurred in the ordinary course of business since December 31, 2003 consistent with past practice, neither the Company nor any subsidiary has any material liabilities or obligations of any nature. Except as described in the Registration Statement and the Prospectus, neither the Company nor any subsidiary has engaged in or effected any transaction or arrangement that would constitute an "off-balance sheet arrangement" (as defined in Item 303 of Regulation S-K of the Commission).

            (j) The Company and the Subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the Commission) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms; the Company and the Subsidiaries maintain internal control over financial reporting (as defined in Rule 13a-15(f) of the Commission) sufficient to provide reasonable assurance regarding the (i) reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) maintenance of records that in reasonable detail accurately and fairly reflect transactions and dispositions of the assets of the Company and the Subsidiaries, (iii) recording of transactions as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and the Subsidiaries are being made only in accordance with authorizations of management and directors of the Company or the applicable Subsidiary, and (iv) prevention or timely detection of unauthorized acquisition, use or disposition of the Company's or the Subsidiaries' assets that could have a material effect on the financial statements; the Company's management evaluates, with the participation of the Company's principal executive and principal financial officers, or persons performing similar functions, (i) the effectiveness of the Company's and the Subsidiaries' disclosure controls and procedures as of the end of each fiscal quarter, and (ii) any change in the Company's or the Subsidiaries' internal control over financial reporting that occurred during each of the Company's fiscal quarters that has materially affected, or is reasonably likely to materially affect, the Company's or the Subsidiaries' internal control over financial reporting.

            (k) KPMG LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

            (l) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or any of its Subsidiaries might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

            (m) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

            (n) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or as described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or as described in the Registration Statement or which are not material in amount to the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

            (o) Except as described in the Registration Statement and the Prospectus, the Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them, to the extent that such taxes and assessments have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with U.S. generally accepted accounting principles. Except as described in the Registration Statement and the Prospectus, all tax liabilities of the Company and the Subsidiaries have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. The


                                       6
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Company has restructured the Internet and catalog division such that the collection, reporting and payment of state sales taxes is not required with respect to sales made from such division. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

            (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, (i) there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company's financial statements in the Registration Statement and the Prospectus.

            (q) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation ("Charter"). Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Company or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Company or any of the Subsidiaries, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body, any lender or any other person is required for the performance by the Company of its obligations under this Agreement, except such consents received prior to the date hereof and such as may be required by the state securities or Blue Sky laws or international jurisdictions in connection with the offer and sale of the Shares.

            (r) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or any lender or other person necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD")


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or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws), including without limitation the listing of the Shares on the Nasdaq National Market, has been obtained or made and is in full force and effect. To the knowledge of the Company or the Subsidiaries there is no governmental or legal proceeding, judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by this Agreement, or the performance by the Company of its respective obligations thereunder other than proceedings described in the Registration Statement and the Prospectus.

            (s) The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus. There is no material claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permits.

            (t) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

            (u) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

            (v) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement and the application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

            (w) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any Subsidiary under any such policy

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or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

            (x) The Company is in compliance in all material respects with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The Company is in compliance in all material respects with all national and local laws that govern benefits provided to Company employees located in China and Macau.

            (y) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (z) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

            (aa) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

            (bb) Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the transportation, storage, use, disposal or release of hazardous materials, hazardous chemicals, toxic substances or radioactive or biological materials or relating to the protection or restoration of the environment or human exposure to hazardous materials, hazardous chemicals, toxic substances or radioactive or biological materials (collectively, "Environmental Laws"). Neither the Company nor any of the Subsidiaries owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which claim would individually or in the aggregate have a Material

Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (cc) Except as described in the Registration Statement and in the Prospectus, the Company has not, since July 30, 2002, extended or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company; and the Company has not maintained any such credit except such credit that was outstanding on or before July 30, 2002, and there has been no material modification of any term of such credit or any renewal of such credit on or after July 30, 2002.

            (dd) No payments or inducements have been made or given, directly or indirectly, to any federal, state, local or foreign official or candidate for any federal, state or local office in the United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
(ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

            (ee) Except as described in the Registration Statement and the Prospectus, the Company and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property"). Except as described in the Registration Statement and the Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others alleging that the Company or any of the

Subsidiaries, or any of the Company's or the Subsidiaries' products, or services, infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of a third party's products, product candidates or services or any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim;
(vi) to the Company's knowledge there is no third-party patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company or any of the Subsidiaries invalid or any patent application held by the Company or any of the Subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and (viii) neither the Company nor any of the Subsidiaries has committed any act or omitted to undertake any act that would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. Except as described in the Registration Statement and the Prospectus, the Company knows of no infringement or misappropriation by others of the Intellectual Property. Schedule III lists all of the issued patents in which the Company or any of the Subsidiaries has rights.

            (ff) Except as described in the Registration Statement and the Prospectus, the conduct of business by the Company and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws") applicable to its business, including, without limitation, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and licensing and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.

            (gg) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Act and the Exchange Act, were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein at the time such statements were made.

            (hh) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

      2.    Representations and Warranties of the Selling Stockholders.

            Each of the Selling Stockholders severally and not jointly represents and warrants to each of the Underwriters as follows:

            (a) Such Selling Stockholder now has, or upon the exercise of options for the purchase of such Shares will have, and at the Closing Date (as defined in paragraph (c) of Section 3 below) and the Option Closing Date (as defined in paragraph (d) of Section 3 below), if any, will have, good and marketable title to the Firm Shares and the Option Shares to be sold by such Selling Stockholder hereunder, free and clear of any liens, encumbrances, equities or claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities or claims.

            (b) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custody Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions herein and therein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act and state securities laws or Blue Sky laws) or any lender or other person and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, or of any statute or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction. To the knowledge of such Selling Stockholder, there is no governmental or legal proceeding, judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by this Agreement, or the performance by such Selling Stockholder of its respective obligations thereunder other than proceedings described in the Registration Statement and the Prospectus.

            (c) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

            (d) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Firm Shares and the Option Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the documents incorporated by reference therein. The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

            (e) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement and Prospectus did not, and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      3.    Purchase, Sale and Delivery of the Firm Shares.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Selling Stockholders agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $23.45 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 11 hereof. The number of Firm Shares to be purchased by each Underwriter from each seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

            (b) Certificates in negotiable form and notices of exercise of stock options to be exercised for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with Mellon Investor Services, LLC as custodian (the "Custodian") pursuant to the Custody Agreement executed by each Selling Stockholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates or the notices of exercise held in custody for the Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, the Firm Shares or the Options Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

            (c) Payment for the Firm Shares to be sold hereunder against delivery of such Firm Shares therefor is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Stockholders. Such payment and delivery are to be made through the facilities of the Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

            (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part from time to time by giving written notice (i) at any time before the Closing Date and (ii) thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company, the Attorney-in-Fact, and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such shares are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by each of the Selling Stockholders shall be in the same proportion to the total number of Option Shares being sold as the number of Option Shares indicated as being sold by each of the Selling Stockholders in the third column of Schedule II hereof bears to the total number of Option Shares set forth in the third column of Schedule II, adjusted by you in such manner as to avoid fractional shares. The time and date at which Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of "Mellon Investor Services, LLC, as Custodian" for the Option Shares to be sold by the Selling Stockholders against delivery of the Option Shares therefor through the facilities of the Depository Trust Company, New York, New York.

            (e) The Firm Shares and the Option Shares, if any, shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Option Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

            (f) If on the Closing Date or an Option Closing Date, if any, any Selling Stockholder fails to have delivered the Firm Shares or the Option Shares that such Selling Stockholder has agreed to sell on such date as set forth in
Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Firm Shares or the Option Shares that such Selling Stockholder has failed to deliver, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

      4.    Offering by the Underwriters.

            It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.

The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

            It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

      5.    Covenants of the Company.

            The Company covenants and agrees with the several Underwriters that:

            (a) The Company will (i) if the procedure in Rule 430A of the Rules and Regulations is followed, use its best efforts, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

            (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith and all documents incorporated by referenced therein (excluding exhibits), and will deliver to the

Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith and the documents incorporated by reference therein (excluding exhibits) that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

            (f) The Company will comply with the Act, the Exchange Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (g) The Company will timely file such reports under the Exchange Act as are necessary to make generally available to holders of its securities as soon as may be practicable, but in no event later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the effective date of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

            (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any quarterly period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

            (i) No offer, sale, contract for the sale, short sale, pledge or other disposition of any shares of Common Stock of the Company, securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives with respect to shares of Common Stock (or agreement for such) will be made, directly or indirectly, by the Company for a period of 90 days after the date of this Agreement otherwise than hereunder or with the prior written consent of RBC Capital Markets Corporation; provided, that this provision will not restrict the Company from issuing shares of Common Stock upon the exercise of any option outstanding on the date hereof or from granting awards of or options to purchase shares of Common Stock pursuant to employee benefit plans as described in the Prospectus and consistent with past practice.

            (j) The Company has caused each officer and director of the Company and each Selling Stockholder to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to (i) offer, sell, contract to sell, sell short, pledge or otherwise dispose of, whether directly or indirectly, any shares of Common Stock of the Company, securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives with respect to shares of Common Stock beneficially owned by such person, (ii) enter into any transactions that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any of these transactions are to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iv) publicly disclose the intention to make any offer, sale, contract to sell, short sale, pledge or other disposition or to enter into any such other transaction, swap, hedge or other arrangement, (v) or request the registration of any of the foregoing under the Act for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of RBC Capital Markets Corporation (the "Lockup Agreements").

            (k) The Company shall apply the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus.

            (l) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

            (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

      6.    Covenants of the Selling Stockholders.

            Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

            (a) For a period of 90 days after the date of this Agreement, such Selling Stockholder will not make or cause to be made any (i) offer, sale, contract for the sale, short sale, pledge or other disposition, whether direct or indirect, of any shares of Common Stock of the Company, securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives with respect to shares of Common Stock beneficially owned by the Selling Stockholder, (ii) transactions that would have the same effect, (iii) swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any of these transactions are to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iv) public disclosure of the intention to make any offer, sale, contract to sell, short sale, pledge or other disposition or to enter into any such other transaction, swap, hedge or other arrangement, or (v) request the Company to register any of the foregoing under the Act, without the prior written consent of RBC Capital Markets Corporation or unless otherwise permitted hereunder.

            (b) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and

Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (c) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

      7.    Costs and Expenses.

            The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters' Selling Memorandum and the Underwriters' Invitation Letter, if any, any Nasdaq National Market listing application or notice, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements of counsel to the Underwriters) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of the Nasdaq National Market; the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company in connection with the road show; and the expenses, including the fees and disbursements of counsel to the Underwriters up to a maximum amount of $3,000, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company and the Selling Stockholders pro rata.

            The Company and the Selling Stockholders shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD rules and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in
Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter or (as to Sections 8(d) and 8(e)) of counsel to the Underwriters, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. It is understood, however, that except as provided in this Section 7 and Section 10, the Underwriters shall pay all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, the fees and disbursements of counsel to the Underwriters.

      8.    Conditions of Obligations of the Underwriters.

            The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

            (b) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Sheppard Mullin Richter & Hampton LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Alston & Bird LLP, counsel for the Underwriters) to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and corporate authority necessary to own its properties and to conduct its business as described in the Registration Statement. Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation (to the extent good standing is a concept recognized in such jurisdiction), and has all corporate power and corporate authority necessary to own its properties and to conduct its business as described in the Registration

Statement. The Company and each of the Subsidiaries is qualified to do business as a foreign corporation in each state where it owns or leases any material property or conducts any material business, except where failure to so qualify would not have a Material Adverse Effect. Except as set forth in the Prospectus, all issued and outstanding shares of capital stock of each of the Subsidiaries are duly authorized and validly issued and are fully paid and nonassessable and are directly owned by the Company, and except as set forth in the Prospectus, to such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or of ownership interests in the Subsidiaries are outstanding.

                  (ii) The Company has authorized capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of the Company's Common Stock, including all outstanding Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be sold by the Company and the Shares to be sold by the Selling Stockholders following the exercise of stock options by them, when issued and paid for as contemplated herein or in the applicable stock option agreement, will be duly authorized, validly issued, fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, comply with the requirements of Delaware law and the Nasdaq Stock Market; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

                  (iii) To such counsel's knowledge, except as described in the Prospectus, there are no preemptive rights, or presently outstanding options, warrants, conversion or exchange privileges or rights to purchase from the Company any of the authorized but unissued stock of the Company, and except as described in or contemplated by the Prospectus, to such counsel's knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  (iv) The Registration Statement has become effective under the Act, the required filings of the Prospectus, including any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time periods required by Rule 424(b) and, to such counsel's knowledge, no stop order proceedings suspending the effectiveness of the Registration Statement have been instituted or are pending or threatened under the Act.

                  (v) The Registration Statement, the Prospectus, each amendment or supplement thereto and each document enumerated as being incorporated by reference therein comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations (except that such counsel need express no opinion as to the financial statements and related schedules therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

                  (vi) The statements under the captions "Description of Capital Stock," "Risk Factors -- We may be subject to certain federal regulatory fines.", and the second paragraph of "Business -- Legal Proceedings" in the Prospectus and in Item 15 of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                  (vii) To such counsel's knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  (viii) To such counsel's knowledge and except as set forth in the Prospectus, there is no material legal or governmental action, suit, proceeding or investigation pending or threatened against the Company or any of the Subsidiaries.

                  (ix) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated do not and will not result in a material violation or breach of any of the terms or provisions of, or constitute a default under, (a) the Charter or By-Laws of the Company or (b) any material contract, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, or (c) any order, rule or regulation known to such counsel of any court or regulatory body, administrative agency or other governmental body having jurisdiction that is applicable to the Company or any of the Subsidiaries; and, to such counsel's knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any material assets or property of the Company or any of the Subsidiaries.

                  (x) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any United States federal, Delaware corporate or California regulatory, administrative or other governmental body or to such counsel's knowledge any lender or other person is necessary in connection with the execution and delivery of this Agreement by the Company or by or on behalf of the Selling Stockholders and the consummation of the transactions therein contemplated (other than as may be required by the NASD or as required by state securities or Blue Sky laws, as to which such counsel may express no opinion) except such as have been obtained or made, specifying the same; such counsel knows of no governmental or legal proceeding, judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by this Agreement or the performance by the Company or the Selling Stockholders of their respective obligations thereunder other than proceedings described in the Registration Statement and in the Prospectus.

                  (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and the application of the net proceeds therefrom as described in the Prospectus, an investment company as defined in the Investment Company Act of 1940.

                  (xiii) This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of the Selling Stockholders and constitute the valid and binding obligations of the Selling Stockholders in accordance with their terms.

                  (xiv) The performance by each Selling Stockholder of the provisions of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the organizational documents of such Selling Stockholder that is not a natural person, or any material contract, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or, to the knowledge of such counsel, any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, and, to the knowledge of such counsel, will not result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of such Selling Stockholder.

                  (xv) To such counsel's knowledge, each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by state securities or Blue Sky laws as to which we express no opinion) to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder.

                  (xvi) Upon payment by the Underwriters for the Shares to be sold by the Selling Stockholders, delivery to the Custodian of certificates representing such Shares (assuming that the Custodian, in taking delivery of such certificates, is acting on behalf of The Depository Trust Company ("DTC")), each such certificate being endorsed by an effective endorsement to Cede & Co. ("Cede"), as nominee of DTC, registration of such Shares in the name of Cede and crediting of such Shares by DTC to securities accounts of the Underwriters, and assuming that neither DTC nor any of the Underwriters has notice of any "adverse claim" (as defined in Section 8-102 of the Uniform Commercial Code ("UCC")) to such Shares, (i) DTC will be a "protected purchaser" of such Shares, within the meaning of Section 8-303 of the UCC; and (ii) under Section 8-501 of the UCC, the Underwriters will acquire securities entitlements to such Shares credited to their respective accounts, and under Section 8-502 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against any of the Underwriters with respect to such security entitlements.

            In rendering such opinion, Sheppard Mullin Richter & Hampton LLP may rely as to matters governed by the laws of states other than California or Delaware or Federal laws, on local counsel in such jurisdictions, provided that in each case Sheppard Mullin Richter & Hampton LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date and the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date and the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules and statistical information therein). With respect to such statement, Sheppard Mullin Richter & Hampton LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (c) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, opinions of Greer, Burns & Crain, LLP, special counsel for the Company with respect to patent and proprietary rights, dated the Closing Date and the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Alston & Bird LLP, counsel for the Underwriters) to the effect that:

                  (i) To such counsel's knowledge, except as described in the Registration Statement and Prospectus, (A) the Company and its Subsidiaries have valid license rights or clear title to the Intellectual Property, and there are no rights of third parties to any such Intellectual Property, other than licenses, consent agreements and security interests granted in the ordinary course that would not have a Material Adverse Effect; (B) there is no infringement, misappropriation, or other violation by third parties of any of the Intellectual Property that is not described in the Registration Statement;
(C) there is no infringement, misappropriation, or other violation by the Company and its Subsidiaries of any intellectual property of others, and such counsel is unaware of any facts that would form a reasonable basis for a material claim, that is not described in the Registration Statement; (D) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company and its Subsidiaries infringe or otherwise violate any intellectual property of others that is not described in the Registration Statement; and (E) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company and its Subsidiaries in or to, or challenging the scope of, any Intellectual Property, and such counsel is unaware of any facts which would form a reasonable basis for any such claim, that is not described in the Registration Statement.

                  (ii) To such counsel's knowledge, the patent applications of the Company and its Subsidiaries presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company and its Subsidiaries presently on file which has not been disclosed to the U.S. Patent and Trademark Office that (A) would preclude the issuance of patents with respect to such applications or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

                  (iii) Such counsel has reviewed the "Risk Factors" and "Business" portions of the Registration Statement and the Prospectus referencing the Intellectual Property, including, but not limited to, the statements under the captions "Risk Factors -- Establishing and protecting our trademarks, patents and other intellectual property is costly and may be difficult outside the U.S. If our efforts to do so are unsuccessful, the value of our brands could suffer.", "Risk Factors -- We may lose pending litigation and the rights to certain of our intellectual property.", "Risk Factors -- Counterfeiting of our brands can divert sales and damage our brand image,", "Risk Factors -- As our patents expire, our competitors will be able to copy our technology or incorporate it in their products without paying royalties.", "Business -- Patents and Trademarks" and the first paragraph of "Business -- Legal Proceedings" in the Prospectus (collectively, the "Intellectual Property Sections"). On the basis of such counsel's representation of the Company, such counsel has no reason to believe that the information in the Intellectual Property Sections contains any untrue statement or material fact or omits to state a material fact necessary to make the statements therein not misleading and insofar as such Intellectual Property Sections constitute statements or summaries of matters of U.S. federal intellectual property law, to such counsel's knowledge, such legal statements of summaries are, in all material respects, accurate and complete statements or summaries, as the case may be, of the matters referred to therein.

            (d) The Representatives shall have received from Alston & Bird LLP, counsel to the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

            (e) The Representatives shall have received at or prior to the Closing Date from Alston & Bird LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

            (f) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option

Closing Date, if any, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

            (g) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                  (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct as to each material fact stated therein and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

            (h) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

            (i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

            (j) The Lockup Agreements described in Section 5(j) are in full force and effect.

            The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Alston & Bird LLP, counsel for the Underwriters.

            If any of the conditions contained in this Section shall not have been fulfilled when and as required by this Agreement, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any. In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other except to the extent provided in Sections 7 and 10 hereof.

      9. Conditions of the Obligations of the Company and the Selling Stockholders.

            The obligations of the Company and the Selling Stockholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

      10. Indemnification.

            (a) The Company and Selling Stockholders Douglas B. Otto and M. Scott Ash, jointly and severally, agree:

                  (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with the Shares or the offering contemplated hereby and which arises out of or is based upon matters covered by clause (i) or
(ii) above; provided, however, that the Company and Messrs. Otto and Ash shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from such Underwriter's failure to conduct a reasonable investigation, as such term is used in Section 11 of the Act, or from acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; provided further, that the aggregate liability of Messrs. Otto and Ash pursuant to this
Section 10(a) will be limited to an amount equal to the aggregate proceeds, net of underwriting commissions and discounts, to such respective Selling Stockholders from the sale of Shares sold by them to the Underwriters; provided further, that the Company and Messrs. Otto and Ash will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided further, that the Company and Messrs. Otto and Ash will not be liable to any Underwriter, or any person controlling such Underwriter within the meaning of the Act, with respect to any loss, claim, damage or liability arising out of or based on any untrue statement or alleged untrue statement of or omission or alleged omission to state a material fact in any Preliminary Prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person, and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof.

                  (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding, or in obtaining payment pursuant to this
Section 10. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

            (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, or in obtaining payment pursuant to this Section 10; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

            (c) Each of the Selling Stockholders other than Douglas B. Otto and
M. Scott Ash, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liability to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with the Shares or the offering contemplated hereby and which arises out of or is based upon matters covered by clause (i) or (ii) above; provided, however, that such Selling Stockholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from such Underwriter's failure to conduct a reasonable investigation, as such term is used in Section 11 of the Act, or from acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; provided further, that the aggregate liability of each such Selling Stockholder pursuant to this Section 10(c) will be limited to an amount equal to the aggregate proceeds, net of underwriting commissions and discounts, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder to the Underwriters; provided further, that each such Selling Stockholder, in his capacity as Selling Stockholder, will be liable to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through such Selling Stockholder specifically for use in the preparation thereof; provided further, that such Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided further that no such Selling Stockholder will be liable to any underwriter, or any person controlling such Underwriter within the meaning of the Act, with respect to any loss, claim, damage or liability arising out of or based on any untrue statement or alleged untrue statement of or omission or alleged omission to state a material fact in any Preliminary Prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person, and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
Section 10(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and to the extent and only the extent to which such party was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

            It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties unless the representation of all such indemnified parties by same counsel would be inappropriate due to actual or potential differing interests between or among them. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 10(a) or Section 10(c) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding with respect to which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under
Section 10(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim or in connection with obtaining payment pursuant to this Section 10. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or a successor to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

      11. Default by Underwriters.

            If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon, and upon the terms set forth herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the

Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      12. Notices.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

      if to the Underwriters, to          RBC Capital Markets Corporation
                                          c/o RBC Capital Markets
                                          60 South Sixth Street
                                          Minneapolis, MN  55402
                                          Attention:     Wade Massad
                                                         Syndicate Director
                                          Fax: (612) 371-2837

      if to the Company or
      the Selling Stockholders, to        Deckers Outdoor Corporation
                                          495-A South Fairview Avenue
                                          Goleta, California 93117
                                          Attention:     M. Scott Ash
                                                         Chief Financial Officer
                                          Fax: (805) 967-7862

      13. Termination.

            (a) This Agreement may be terminated by you by notice to the Company and the Selling Stockholders at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change, which has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or such Market or material disruption in securities settlement, payment or clearance services in the United States, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act);
(vii) the suspension of trading of the Company's common stock by The Nasdaq Stock Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

            (b) as provided in Sections 8 and 11 of this Agreement.

      14. Successors.

            This Agreement has been and is made solely for the benefit of the Company, the Selling Stockholders and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

      15. Information Provided by Underwriters.

            The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained under the headings "Underwriting Discounts and Offering Expenses" (except for the information furnished in the last paragraph thereof) and "Underwriters' Market Activities" under the caption "Underwriting" in the Prospectus.

      16. Miscellaneous.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, by or on behalf of the Company or its directors or officers or by or on behalf of any of the Selling Stockholders and
(c) delivery of and payment for the Shares under this Agreement.

            This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

            This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

            The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision of this Agreement. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                     [remainder of page intentionally blank]

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

      Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                     Very truly yours,

                                     Deckers Outdoor Corporation

                                     By   /s/  Douglas B. Otto
                                          -----------------------------------
                                          Douglas B. Otto
                                          Chief Executive Officer

                                     Selling Stockholders listed on Schedule II

                                     By   /s/  Douglas B. Otto
                                          -----------------------------------
                                          Douglas B. Otto
                                          Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
PIPER JAFFRAY & CO.

For themselves and as the Representatives of the several Underwriters listed on Schedule I

By:  RBC Capital Markets Corporation

By:       /s/  Michael N. Johnson
          -------------------------
Name:     Michael N. Johnson
Title:    Director

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                              NUMBER OF FIRM
           UNDERWRITER                                    SHARES TO BE PURCHASED
           -----------                                    ----------------------
RBC Capital Markets Corporation                                  1,400,001
Piper Jaffray & Co.                                                875,000
SG Cowen Securities Corporation                                    525,000
D.A. Davidson & Co.                                                233,333
First Albany Capital Inc.                                          233,333
Wedbush Morgan Securities Inc.                                     233,333

TOTAL                                                            3,500,000

                                   SCHEDULE II

                        Schedule of Selling Stockholders


                                                 NUMBER OF FIRM    NUMBER OF OPTION
SELLING STOCKHOLDER                             SHARES TO BE SOLD  SHARES TO BE SOLD
-------------------                             -----------------  -----------------
Douglas B. Otto                                     1,197,928          298,208
Rex A. Licklider                                       45,540           50,000
Gene E. Burleson                                       53,990           13,421
M. Scott Ash                                           70,000           17,400
Patrick C. Devaney                                     68,951           17,139
Constance X. Rishwain                                  52,500           13,050
Janice M. Howell                                       29,215            7,262
Robert P. Orlando                                      32,900            2,100
John M. Gibbons                                        10,370            2,577
John A. Kalinich                                       25,375            1,125
Daniel L. Terheggen                                     6,271            1,559
Mark Thatcher                                         272,560           67,751
James Douglas Otto Trust and Douglas B. Otto          134,400           33,408
Children's Trust

TOTAL                                               2,000,000          525,000

                                  SCHEDULE III

                        LIST OF ALL ISSUED PATENTS OWNED
  IN WHOLE OR IN PART BY DECKERS OUTDOOR CORPORATION OR ANY OF ITS SUBSIDIARIES


                                   US PATENTS


                   Title                     Appl. No.    Appl. Date   Patent No.       Liens & Ownership
                   -----                     ---------    ----------   ----------       -----------------
                  Sandal                      512,625     11-Apr-90     5,056,241        Peninsula Fund

      Shoe Sole Bottom and Periphery           55,939     17-Jun-96     D398,143    Peninsula Fund & Comerica
                                                                                              Bank

  Sole Bottom and Periphery for Footwear       56,119     24-Jun-96     D390,348    Peninsula Fund & Comerica
                                                                                              Bank

                Fleece Sock                  09/001252    30-Dec-97     5,867,837   Peninsula Fund & Comerica
                                                                                              Bank

     Portion of an Article of Footwear       29/203,666   15-Apr-04
     Portion of an Article of Footwear       29/203,667   15-Apr-04
                 Footwear                    29/099,562   22-Jan-99     D429,873    Peninsula Fund & Comerica
                                                                                              Bank

                 Footwear                    29/102,977    6-Apr-99     D441,175    Peninsula Fund & Comerica
                                                                                              Bank

                 Footwear                    29/114,352   22-Nov-99     D458,009    Peninsula Fund & Comerica
                                                                                              Bank

                 Footwear                    29/123,313   15-May-00     D460,245    Peninsula Fund & Comerica
                                                                                              Bank

                 Footwear                    29/123,315   15-May-00     D460,246    Peninsula Fund & Comerica
                                                                                              Bank

                 Footwear                    29/123,305   15-May-00     D459,863    Peninsula Fund & Comerica
                                                                                              Bank

                 Footwear                    29/123,301   15-May-00     D459,862    Peninsula Fund & Comerica
                                                                                              Bank

                   Title                     Appl. No.    Appl. Date   Patent No.       Liens & Ownership
                   -----                     ---------    ----------   ----------       -----------------
        Footwear Securement System           10/130457    20-Aug-02
  Footwear Sole and Arch Strapping System    09/786,239    3-Sep-99     6,606,803   Peninsula Fund & Comerica
                                                                                              Bank

Footwear Sole with Integrally Molded Shank   09/148,306    4-Sep-98     6,061,929   Peninsula Fund & Comerica
                                                                                              Bank

     Self Adjusting Frame for Footwear       09/239,473   28-Jan-99     6,128,835   Peninsula Fund & Comerica
                                                                                              Bank

         Sport Sandal Construction            560,569     12-Dec-83     4,584,782   Peninsula Fund & Comerica
                                                                                              Bank

       Sport Sandal For Active Wear          07/096914    15-Sep-87     4,793,075   Peninsula Fund & Comerica
                                                                                              Bank

        Surface of a Footwear Sole           29/114,038   17-Nov-99     D461,627    Peninsula Fund & Comerica
                                                                                              Bank

               Tread Surface                 29/123,252   15-May-00     D459,864    Peninsula Fund & Comerica
                                                                                              Bank

                              INTERNATIONAL PATENTS


                  Title                          Appln No.      Appln Date    Patent No.      Country
                  -----                          ---------      ----------    ----------      -------
       Footwear Securement System                17741/01        17-Nov-00                   Australia
Footwear Sole and Arch Strapping System          58084/99        3-Sep-99       763736       Australia
              Sport Sandal                       21853/88        5-Sep-88       599880       Australia
              Fleece Sock                        2,227,352       16-Jan-98      2227352        Canada
                Footwear                        99312209.4       20-Jul-99    99312209.4       China
Footwear Sole and Arch Strapping System         99810533.3       10-Aug-01                     China
Footwear Sole and Arch Strapping System         99945494.5       27-Nov-02      1109467          EU
                                                99945494.5       27-Nov-02      1109467       Belgium
                                                99945494.5       27-Nov-02      1109467        France
                                                99945494.5       27-Nov-02      1109467       Germany
                                                99945494.5       27-Nov-02      1109467       Ireland

                  Title                          Appln No.      Appln Date    Patent No.      Country
                  -----                          ---------      ----------    ----------      -------
                                                99945494.5       27-Nov-02      1109467        Italy
                                                99945494.5       27-Nov-02      1109467      Luxembourg
                                                99945494.5       27-Nov-02      1109467     Netherlands
                                                99945494.5       27-Nov-02      1109467     Switzerland/
                                                                                            Lichtenstein

                                                99945494.5       27-Nov-02      1109467    United Kingdom
                Footwear                          994635         22-Jul-99      994635         France
                Footwear                        49906922.6       21-Jul-99    49906922.6      Germany
                Footwear                         11-19656        22-Jul-99      1090957        Japan
      Sport Sandal For Active Wear               11738/88        10-Sep-88       77573         Korea
Footwear Sole and Arch Strapping System      PA/a/2001/002347    2-Mar-01                      Mexico
      Sport Sandal For Active Wear                226061         6-Sep-88       226061      New Zealand
                Footwear                          2085164        22-Jul-99      2085164          UK

                                    EXHIBIT A

                              LIST OF SUBSIDIARIES

Except as described below, all issued and outstanding shares of the Subsidiaries are held by the Company.

SUBSIDIARY                                         ISSUED AND OUTSTANDING SHARES
----------                                         -----------------------------
Holbrook Limited*                                                 76
Phillipsburg Limited*                                              2
UGG Holdings, Inc.                                           100,875
Deckers Europe B.V.                                              400
Deckers Consumer Direct Corporation                               **


*One share each of Holbrook Limited and Phillipsburg Limited is held by Tapman (Nominees) Limited pursuant to a Declaration of Trust for the sole benefit of and to the order of the Company. 66.65% of the shares of Holbrook Limited and Phillipsburg Limited are pledged to Comerica Bank-California in connection with the Company's credit facility.

**The Articles of Incorporation of Deckers Consumer Direct Corporation were filed with the Arizona Secretary of State on March 19, 2004, but shares have not been issued.